UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 22, 2011

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-6900	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On November 4, 2010, Exelon Generation Company LLC (Generation) entered into a supplemental credit facility (Credit Facility) with UBS AG, Stamford Branch, as lender and administrative agent (Bank) which provides for an aggregate commitment of up to $500,000,000. The effectiveness and full availability of the Credit Facility were subject to satisfaction of various conditions. On February 22, 2011, Generation satisfied all conditions to the effectiveness and availability of credit under the Credit Facility for loans and letters of credit in the aggregate maximum amount of $300,000,000, which is the limit currently authorized by the board of directors of Exelon Corporation (Exelon) for this Credit Facility. The Credit Facility will be used by Generation primarily to meet requirements for letters of credit but also permits cash borrowings at a rate of LIBOR or a base rate, plus an adder of 200 basis points. No cash borrowings are anticipated under the Credit Facility. In addition, Generation will pay a facility fee, payable on the first day of each calendar quarter at a rate per annum equal to a specified facility fee rate on the total amount of the Credit Facility regardless of usage.

The Bank’s lending commitment under the Credit Facility will terminate on June 15, 2021, or earlier upon the occurrence of an Event of Default. However, unless Generation takes steps to extend the availability of credit under the Credit Facility, $150,000,000 of the current availability will expire on December 20, 2015 and the remaining $150,000,000 will expire on March 20, 2016.

The Credit Facility includes covenants generally similar to covenants in the existing bank credit facility for Generation established in October 2006, including, among other covenants: limitations on liens; and limitations on mergers, consolidations and dispositions of assets. In addition, maintenance of a specified interest coverage ratio is a condition to each issuance of a letter of credit under the Credit Facility.

The Credit Facility also includes events of default generally similar to events of default in the existing bank credit facilities for Generation established in October 2006, including customary events of default for agreements of this type, such as: failure to pay outstanding principal, interest, fees or other amounts due under the Credit Facility; cross default to other debt in excess of a specified amount; and the failure to observe or perform covenants.

The description of the Credit Facility set forth above is not complete and is qualified in its entirety by reference to the Credit Facility, a redacted copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Facility Credit Agreement, dated as of November 4, 2010, among Generation and UBS AG, Stamford Branch

* * * * *

This combined Form 8-K is being furnished separately by Exelon and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors,

(b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; and (2) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

/s/ Mathew F. Hilzinger
Mathew F. Hilzinger
Senior Vice President, Chief Financial Officer and Treasurer
Exelon Corporation

February 22, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Facility Credit Agreement, dated as of November 4, 2010, among Generation and UBS AG, Stamford Branch